EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Directors and Stockholders
The Community Financial Corporation
We consent to the incorporation by reference in the registration statements on Forms S-3 (Nos. 333-191939 and 333-223345) and on Forms S-8 (Nos. 33-97174, 333-79237, 333-70800, 333-125103, and 333-204200) of The Community Financial Corporation of our reports dated March 4, 2021, with respect to the consolidated financial statements of The Community Financial Corporation, which report appears in The Community Financial Corporation’s 2020 Annual Report on Form 10-K.

/s/ Dixon Hughes Goodman LLP
Tysons, Virginia
March 4, 2021